EXHIBIT 10.14

June ___, 2014
[Name]
[Address]

Dear [Name]:

As outlined in the June ___, 2014 letter to you, your [Amended and Restated] Employment Agreement with Weatherford International Ltd., dated __________ ___, 201__ (the “Agreement”), was assigned to Weatherford Management Company Switzerland LLC (the “Company”) as the new contracting party under the Agreement (the “Assignment”).

Further to the Assignment, and as provided in Section 2 of your Agreement, you and the Company hereby agree that you will be seconded to the employment of Weatherford U.S., L.P. (the “Secondment”), effective as of the closing date of the merger between Weatherford International Ltd., a Swiss joint-stock company and Weatherford International plc, an Irish public limited company. We expect this date to be on or around June 17, 2014. Following the Secondment, your rights with respect to secondments will otherwise continue as set forth in Section 2 of your Agreement.

This letter, and your signature below, confirm your express consent and agreement to the Secondment.

Your assistance in this matter is appreciated. If you have any questions in this regard, do not hesitate to contact me.

(Remainder of page intentionally left blank; signature page follows)

Please sign in the space provided below acknowledging your agreement and return a signed copy to me no later than June ___, 2014.

Weatherford Management Company Switzerland LLC, a Swiss limited liability company

James C. Parent, Managing Officer

Agreed and Acknowledged:

EXECUTIVE

Name:
Tile
Date:

WEATHERFORD U.S., L.P.

Name:
Tile
Date: